Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
We consent to the use in this Registration Statement — Amendment No. 4 to Form SB-2 on Form S-1 of our report dated May 31, 2006 (except for Notes 13, 14 and 15 which are dated October 2, 2006), relating to the financial statements of Premier Exhibitions, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ Kempisty & Company, CPAs, P.C.
Kempisty & Company
Certified Public Accountants, P.C.
October 2, 2006
New York, New York